Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Nederland B.V.	Netherlands
5	Charles River Laboratories Holding SAS	France
6	Charles River Laboratories France C.R.L.F. SAS	France
7	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
8	Charles River Laboratories Belgium SRL	Belgium
9	Charles River Laboratories España SA	Spain
10	Charles River Laboratories Italia Srl	Italy
11	Charles River Laboratories Germany Holding GmbH	Germany
12	Charles River Laboratories Poland Sp. Z.o.o.	Poland
13	Charles River Laboratories Ireland Limited	Ireland
14	Charles River Laboratories Research Models and Services, Germany GmbH	Germany
15	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
16	Charles River Laboratories Group	United Kingdom (Scotland)
17	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
18	Charles River ULC	Nova Scotia, Canada
19	Charles River Laboratories Montreal, ULC	Nova Scotia, Canada
20	Charles River Laboratories Australia Pty. Ltd.	Australia
21	Zhanjiang A&C Biological Ltd.	China
22	Charles River Laboratories Korea	Korea
23	Charles River Laboratories Asia Holdings Limited	Hong Kong
24	Charles River Laboratories Germany GmbH	Germany
25	Charles River Discovery Research Services, Inc.	Michigan
26	Charles River Laboratories India Private Limited	India
27	Charles River Discovery Research Services Finland Oy	Finland
28	Accugenix LLC	Delaware
29	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
30	Charles River Detecçăo Microbiana e de Endotoxina Participaçơes Ltda	Brazil
31	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
32	Charles River Endotoxin Microbial Detection Europe SAS	France
33	Charles River Laboratories Holdings Limited	United Kingdom (England)
34	Charles River Discovery Research Services UK Limited	United Kingdom (England)
35	Charles River Laboratories Cleveland, Inc.	Delaware
36	Charles River Endotoxin and Microbial Detection Israel	Israel
37	Celsis Group Limited	United Kingdom (England)
38	Celsis Limited	United Kingdom (England)
39	Celsis International B.V.	Netherlands
40	Charles River Microbial Solutions Germany GmbH	Germany
41	Charles River Laboratories France Safety Assessment SAS	France
42	CRL Safety Assessment, Inc.	Delaware
43	Charles River Laboratories SA USA, Inc.	Delaware
44	Charles River Laboratories Ashland, LLC	Delaware

45	Charles River Laboratories SA Netherlands Holdings B.V.	Netherlands
46	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
47	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
48	Charles River Laboratories Den Bosch B.V.	Netherlands
49	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
50	Charles River Microbial Solutions International Limited	Ireland
51	KWS BioTest Limited	United Kingdom (England)
52	Charles River Microbial Solutions (Shanghai) Company Limited	China
53	Charles River Laboratories Denmark ApS	Denmark
54	CRL Group International France	France
55	Charles River Laboratories Evreux	France
56	Charles River Laboratories Saint Nazaire	France
57	Charles River Laboratories Hungary	Hungary
58	Charles River Laboratories Switzerland AG	Switzerland
59	Charles River Laboratories Cell Solutions, Inc.	California
60	Cobra Biologics Limited	United Kingdom (England)
61	Guangdong Vital River Laboratory Animal Technology Co. Ltd	China
62	Si Chuan Vital River Laboratory Animal Technologies Co. Ltd.	China
63	Charles River Laboratories Japan G.K.	Japan
64	Charles River Laboratories Sweden AB	Sweden
65	Cobra Biologics Holding Limited	United Kingdom (England)
66	MDRH Holdings, LLC	Delaware
67	Indigo, LLC	Delaware
68	Charles River Accelerator & Development Laboratories (Shanghai) Company Limited	China
69	Zhanjiang Puju Biological Co. Ltd.	China
70	Hainan New Source Biotech Ltd.	China
71	Charles River Nederland II B.V.	Netherlands
72	Kandurt LLC	Delaware
73	Kandurt Member LLC	Delaware
74	Noveprim Limited	Mauritius
75	Noveprim Property Limited	Mauritius
76	Chamouny Farming Ltd.	Mauritius
77	Camarney S.L. Spain	Spain
78	Charles River Laboratories (Cambodia) Co. Ltd.	Cambodia